UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

Global Tech Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800 New York, NY 10011

(Address of Principal Executive Offices) (Zip Code)

(212) -204-7926

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	GTII	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On March 6, 2021, Global Tech Industries Group, Inc. (“GTII” or the “Company”), a Nevada corporation, focused on acquiring new and innovative technologies in diverse industries, and Jabber Telecom, Inc. (“JT”) a Florida corporation engaged in the business of developing integrated business applications, supporting telecommunication collaborations, audio and video conferencing, and cloud phone systems signed a non-binding Letter of Intent (“LOI”) in order to exchange information and perform mutual due diligence, working towards executing a definitive purchase agreement and formal closing within sixty days of signing the LOI, at which time JT will become a wholly owned subsidiary of GTII.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 8, 2021

GLOBAL TECH INDUSTRIES GROUP, INC.

/s/ David Reichman
By:	David Reichman
Title:	Chairman and CEO